NOTICE OF FULL REDEMPTION
TO THE HOLDERS OF

EXPRESS, LLC
EXPRESS FINANCE CORP.
8.750% Senior Notes due 2018
CUSIP No. 30218A AB8*
Pursuant to Section 3.03 of the Indenture, dated as of March 5, 2010 (as amended or supplemented from time to time, the “Indenture”), among Express, LLC, a Delaware limited liability company (“Express”), Express Finance Corp., a Delaware corporation (“Express Finance,” and together with Express, the “Issuers”), the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”), notice is hereby given that, on March 1, 2015 (such date, the “Redemption Date”), the remaining $200,850,000 aggregate principal amount of the Issuers’ outstanding 8.750% Senior Notes due 2018 (the “Notes”) will be redeemed pursuant to Section 3.07(d) of the Indenture and paragraph 5 of the Notes (the “Redemption”) at 102.188% of the principal amount thereof, which amount is equal to $1,021.88 per $1,000 principal amount, plus accrued and unpaid interest up to, but not including, the Redemption Date (collectively, the “Redemption Price”).
The Indenture provides that on the Redemption Date, the Redemption Price shall become due and payable, and, unless the Issuers default in making the redemption payment, interest on the Notes shall cease to accrue on and after the Redemption Date. All conditions precedent to the Redemption have been satisfied.
Notes called for redemption must be surrendered to the Trustee at the address specified below to collect payment of the Redemption Price:

If by Mail: U.S. Bank Corporate Trust Services 111 Fillmore Avenue East St. Paul, MN 55107	If by Hand or Overnight Mail: U.S. Bank Corporate Trust Services 111 Fillmore Avenue East St. Paul, MN 55107 1-800-934-6802

1-800-934-6802

* No representation is made as to the accuracy or correctness of the CUSIP number listed herein or printed on the Notes.
Date: January 26, 2015                    By: Express, LLC and Express Finance Corp.
For holders of Notes who have not provided their taxpayer identification number on Form W‑9, payments made upon Redemption of the Notes to holders of Notes may be subject to a withholding equal to 28% of the payments to be made, as required by the provisions of the U.S. Internal Revenue Code. U.S. holders who wish to avoid such withholding should submit a completed and signed Form W‑9 when surrendering their Notes for payment.